Table of Contents

	Certificate of Appointment	2
Section 1.	Appointment of Transfer Agent and Registrar	3
Section 2.	Standard Services	4
Section 3.	Fees and Expenses	5
Section 4.	Representations and Warranties of Arrived Transfer Agent	5
Section 5.	Representations and Warranties of the Company	6
Section 6.	Reliance and Indemnification	10
Section 7.	Limitations on Arrived Transfer Agent’s Responsibilities	11
Section 8.	Finder’s Fees	1
Section 9.	Covenants of the Company and Arrived Transfer Agent	9
Section 10.	Assignment	0
Section 11.	Term and Termination	9
Section 12.	Notices	10
Section 13.	Successors	11
Section 14.	Modification of Agreement	11
Section 15.	Currency	11
Section 16.	Governing Law	11
Section 17.	Descriptive Headings	11
Section 18.	Third Party Beneficiaries	12
Section 19.	Entire Agreement	12
Section 20.	Survival	12
Section 21.	Severability	12
Section 22.	Counterparts	12
	Signatures	12
	Exhibit A	13
	Exhibit B- Certificate of Incumbency	14
	Exhibit C- Issuer Information List	15

CERTIFICATE OF APPOINTMENT

The undersigned, being the duly elected and qualified managing member of Arrived Homes, LLC, a series limited liability company duly organized and existing under the laws of the State of Delaware, do hereby certify and affirm that on November 8, 2024, by written consent of the managing member, the following resolutions duly adopted by the managing member pursuant to the operating agreement of the limited liability company.

RESOLVED, THAT

FIRST, Arrived Transfer Agent, LLC (“Transfer Agent”) be and it is hereby appointed sole transfer agent of the securities of this limited liability company.

SECOND, that the managing member of the Company or other duly authorized managing members and officers hereof, be and they are hereby authorized and directed to execute and deliver, on behalf of the Company, that certain contract and agreement by and between the Company and Arrived Transfer Agent, LLC of Delaware, a copy of which is attached hereto and incorporated herein and made a part hereof, to be effective on the date of its execution.

THIRD, the managing member of the Company is hereby instructed to file with the Transfer Agent the information and documents set forth in Paragraph 2 of the contract approved in SECOND above.

FOURTH, that the Company terminates and cancels any and all prior agreements respecting the retention of a transfer agent of securities of the Company.

These resolutions aforesaid are presently in due force and effect as is the contract between the Company and Arrived Transfer Agent, LLC which is attached to this certificate of Corporate Resolution.

Dated: 11/8/2024

Arrived Homes, LLC

_________________________________________
           (Name of Company)

By: Arrived Holdings, Inc.

Managing Member

By:    /s/ Ryan Frazier.
            Ryan Frazier, CEO

AGREEMENT

This Transfer Agency and Registrar Services Agreement (the “Agreement”) made and entered into on November 8th, 2024, is between Arrived Transfer Agent, LLC a Delaware Limited Liability company (“Arrived Transfer Agent”) and Arrived Homes, LLC, a Delaware series limited liability company (the “Company”).

WHEREAS, the Company desires to appoint Arrived Transfer Agent as transfer agent and registrar for the Company;

WHEREAS, Arrived Transfer Agent desires to accept such appointment and perform the services related to such appointment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follow:

Section 1.
Appointment of Transfer Agent and Registrar

  The Company hereby appoints Arrived Transfer Agent to act as sole transfer agent and registrar for the securities of the Company identified in Exhibit A and for any such other Units or securities as the Company may request in writing (“the Units”) in accordance with the terms and conditions hereof, and Arrived Transfer Agent hereby accepts such appointment.

  In connection with the appointment of Arrived Transfer Agent as transfer agent and registrar for the Company, the Company shall provide Arrived Transfer Agent:

  A Certificate of Appointment in substantially the form furnished by Arrived Transfer Agent. It is agreed, however, that any provisions explicitly addressed in this Agreement shall govern the relationship between the parties in the event of a conflict between the Certificate of Appointment and this Agreement;

  A copy of the Operating Agreement of the Company and all amendments thereto, Certificate of Formation of the Company and, on a continuing basis, copies of all material amendments to the Certificate of Formation or Operating Agreement made after the date of this Agreement (such amendments to be provided promptly after such amendments are made); and

  Specimens of all forms of outstanding certificates for securities of the Company, in the forms approved by the managing member.

  A list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to securities subject to a restriction noted on the face of said securities and in the limited liability company membership interest records.

  A list of all members deemed to be considered “insiders” or “control persons” as defined in the Securities Act of 1933 & 1934 and other acts of Congress and rules and regulations of the United States Securities and Exchange Commission when applicable.

  The names and specimen signatures of all officers who are and have been authorized to sign certificates for securities on behalf of the Company (See Exhibits D-1 and D-2);

  A copy of the resolution of the managing member of the Company authorizing the execution of this Agreement and approving the terms and conditions herein.

  A certificate as to the authorized and outstanding securities of the Company, its address to which notices may be sent, the names and specimen signatures of the Company's officers who are authorized to sign instructions or requests to the Transfer Agent on behalf of this Company (See Exhibits A & B).

  A sufficient supply of blank certificates signed manually or by facsimile signature of the officers of the Company authorized to sign stock certificates and if required, shall bear the Company’s corporate seal or facsimile thereof.  Arrived Transfer Agent may use certificates bearing the signature of a person who at the time of use is no longer an officer of the Company.

  In the event of any future amendment or change in respect of any of the foregoing, prompt written notification of such change, together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Transfer Agent may deem necessary or appropriate.

Section 2.
Standard Services

  The following services shall be included with payment of the monthly fee on Appendix “A” (“Standard Services”):
    Create and maintain series member accounts for all series members;

    Post transfers to the record system daily;

    Review transfer documentation, legal opinions, and certificates for acceptability;

    Provide appropriate and timely responses to electronic, telephonic and written inquiries from the Company’s members;

    Track membership interest reservations;

    Furnish clear, simple, and detailed instructions to members throughout the transfer process, as well as clear and concise written explanations of rejected transfers;

    Track and report lost, stolen or destroyed stock certificates to the Securities Information Center and issue replacement certificates upon receipt of proper affidavits and surety bond satisfactory to Arrived Transfer Agent;

    Perform OFAC searches

  Arrived Transfer Agent may, at its election, outsource any of the services to be provided hereunder, but shall retain ultimate responsibility for any of the services so provided.

  The Company shall have the obligation to discharge all applicable escheat and notification obligations.  Notwithstanding the foregoing, upon request, Arrived Transfer Agent will assist the Company in discharging these obligations.

  Arrived Transfer Agent may provide further services to, or on behalf of, the Company as may be agreed upon between the Company and Arrived Transfer Agent.

Section 3.
Fees and Expenses

  Fees

  The Company agrees to pay Arrived Transfer Agent fees for the services performed pursuant to this agreement specified on Appendix “A”.  Notwithstanding the foregoing, in the event that the scope of services to be provided by Arrived Transfer Agent is increased substantially, the parties shall negotiate in good faith to determine reasonable compensation for such additional services.

  For services provided that are not included in the Transfer Agent Package selected on Appendix “A”, the Company shall be charged at Arrived Transfer Agent’s rates then in effect (“Other Services”). The terms of Appendix “A” are Arrived Transfer Agent’s current fees as of the date of this contract.  Arrived Transfer Agent reserves the right to increase its fees for Other Services as it deems necessary from time to time, with 30 days written notice to the client.

  Out-of-Pocket Expenses

In addition to the fees paid under Section 3.01 above, the Company agrees to reimburse Arrived Transfer Agent for all reasonable expenses or other charges incurred by Arrived Transfer Agent in connection with the provision of services to the Company (including attorney’s fees) at Arrived Transfer Agent’s rates then in effect.

Notwithstanding section 3.03 below, Arrived Transfer Agent reserves the right to request advance payment for substantial out-of-pocket expenditures.

  Payment of Fees and Expenses

The Company agrees to pay all fees and reimbursable expenses within twenty (20) days following the receipt of a billing notice.  Interest charges will accrue on unpaid balances outstanding for more than sixty (60) days.

3.04
Services Required by Legislation

Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the Standard Services, and shall be billed by agreement.

Section 4.
Representations and Warranties of Arrived Transfer Agent

Arrived Transfer Agent represents and warrants to the Company that:

It is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware;

It is empowered under applicable laws and by its operating agreement to enter into and perform this Agreement; and

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.01
Transfer of Units

Transfer of securities shall be made and effected by Arrived Transfer Agent and shall be registered and new certificates issued upon surrender of the old certificates, in form deemed by Arrived Transfer Agent properly endorsed for transfer, with all necessary endorser’s signatures guaranteed in such manner and form as Arrived Transfer Agent requires by a guarantor reasonably believed by Arrived Transfer Agent to be responsible accompanied by such assurances as Arrived Transfer Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any. That all transfer of securities and issuance and certificates shall be at a fee chargeable by Arrived Transfer Agent at its discretion.  Such fee is to be paid by such person, persons, firms or companies requesting such transfer.

4.02
Mailing of Membership Interest Certificates
When mail is used for delivery of certificates, Arrived Transfer Agent shall forward certificates in “non-negotiable” form by first class, registered or certified mail, unless otherwise instructed by the presenter of a transfer or issuance.

4.03
Lost Certificates

Arrived Transfer Agent, as Transfer Agent, is authorized to issue replacement certificates in place of certificates represented to have been lost, destroyed, or stolen, upon receipt of an affidavit of the member to such effect (unless waived by the Company) and receipt of payment from the member of a premium for an indemnity bond purchased through Arrived Transfer Agent or, at the option of the member, any surety company satisfactory to Arrived Transfer Agent.

4.04
Good Faith

Arrived Transfer Agent shall, at all times, act in good faith.  Arrived Transfer Agent agrees to use its best efforts, within reasonable time limits, to ensure the accuracy of all services performed under this Agreement.

Section 5.
Representations and Warranties of the Company

The Company represents and warrants to Arrived Transfer Agent that:

It is a series limited liability company duly organized and validly existing and in good standing under the laws of Delaware;

The Company was chartered under the laws of the State of Delaware by Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on July 13, 2020.

It is empowered under applicable laws and governing instruments to enter into and perform this Agreement;

All corporate proceedings required by said governing instruments and applicable law have been taken to authorize it to enter into and perform this Agreement;

5.01
Tradability of Existing Membership Interest Certificates

All certificates representing Units which were not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, bear a legend in substantially the following form:

“The units represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The units may not be sold, transferred or assigned in the absence of an effective registration for these units under the Act or an opinion of the Corporation’s counsel that registration is not required under the Act.”

All Units not so registered were issued or transferred in a transaction or series of transactions exempt from the registration provisions of the Act, and in each such issuance or transfer, the Corporation was so advised by its legal counsel.

5.02
Blank Membership Interest Certificates

The Company hereby authorizes Arrived Transfer Agent to purchase from time to time, certificates as may be needed by it to perform regular transfer duties; not to exceed 2,000 without prior written approval of the Company, with such costs being paid in advance by the Company. Such certificates shall be signed manually or by facsimile signatures of officers of the Company authorized by law or the Articles of Organization of the Company to sign certificates and if required, shall bear the corporate seal of the Company or a facsimile thereof.

5.03
Affiliates of the Company

The duly elected and qualified officers and directors of this Company, all owners of more than 10% of the Company's outstanding membership interests (“principal members”) and all affiliates, as defined in SEC Rule 144(a)(1), shall be listed on Exhibit C attached hereto.

The Company shall undertake to notify Arrived Transfer Agent of any change of officers, directors, or affiliates of the Company or authority of any officer, employee or agent.

Arrived Transfer Agent shall not be held to have notice of any change of officers, directors, or affiliates of the Company or authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

5.04
Securities Counsel and Auditors

The name and address of Securities Counsel and Auditors to the company shall be listed on Exhibit C attached hereto.

The Company shall undertake to notify Arrived Transfer Agent of any change of Securities Counsel or Auditors of the Company.

Arrived Transfer Agent shall not be held to have notice of any change of Securities Counsel or Auditors of the Company until receipt of written notification thereof from the Company.

Section 6.
Reliance and Indemnification

  Arrived Transfer Agent may rely on any written or oral instructions received from any person it believes in good faith to be an officer, authorized agent or employee of the Company, unless, prior thereto, (a) the Company shall have advised Arrived Transfer Agent in writing that it is entitled to rely only on written instructions of designated officers of the Company; (b) it furnishes Arrived Transfer Agent with an appropriate incumbency certificate for such officers and their signatures; and (c) the Company thereafter keeps such designation current with an annual (or more frequent, if required) re-filing.  Arrived Transfer Agent may also rely on advice, opinions or instructions received from the Company’s legal counsel.  Arrived Transfer Agent may, in any event, rely on advice received from its legal counsel.  Arrived Transfer Agent may rely (a) on any writing or other instruction believed by it in good faith to have been furnished by or on behalf of the Company or a member; (b) on any statement of fact contained in any such writing or other instruction which it in good faith does not believe to be inaccurate; (c) on the apparent authority of any person to act on behalf of the Company or a member as having actual authority to the extent of such apparent authority; (d) on its recognition of certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company and the proper counter-signature of a former transfer agent or registrar; (e) on the authenticity of any signature (manual or facsimile) appearing on any writing; and (f) on the conformity to original of any copy.  Arrived Transfer Agent shall further be entitled to rely on any information, records and documents provided to Arrived Transfer Agent by a former transfer agent or former registrar on behalf of the Company.

  In registering transfers, Arrived Transfer Agent may rely upon the Uniform Commercial Code or any other statute which in the opinion of Counsel protects Arrived Transfer Agent and the Company in not requiring complete documentation in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration wherein its judgment and adverse claims require such refusal. The Company agrees to hold Arrived Transfer Agent harmless from any liability resulting from instructions issued by the Company.

  Arrived Transfer Agent shall not be responsible for, and the Company shall indemnify and hold Arrived Transfer Agent harmless from and against, any and all losses, damages, costs, charges, judgments, fines, amounts paid in settlement, reasonable counsel fees and expenses, payments, general expenses and/or liability arising out of or attributable to:
    Arrived Transfer Agent’s (and/or its agents’ or subcontractors’) actions performed in its capacity as transfer agent and/or registrar, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

    The Company’s lack of good faith, gross negligence or willful misconduct or the breach of any representation or warranty of the Company hereunder;

    Any action(s) taken in accordance with section 6.01 or 6.02 above;

    Any action(s) performed pursuant to a direction or request issued by a statutory, regulatory, governmental or quasi-governmental body (Arrived Transfer Agent shall, however, provide the Company with prior notice when practicable, unless Arrived Transfer Agent is not permitted to do so);

    Any reasonable expenses, including attorney fees, incurred in seeking to enforce the foregoing indemnities.

  Arrived Transfer Agent will research the records delivered to it on its appointment as agent if it receives a stock certificate not reflected in said records. If neither the Company nor Arrived Transfer Agent is able to reconcile said certificate with said records (so that the transfer of said certificate on the records maintained by Arrived Transfer Agent would create an overissue), the Company shall either increase the number of its issued units, or acquire and cancel a sufficient number of issued units, to correct the overissue.

  The foregoing indemnities shall not terminate on termination of Arrived Transfer Agent’s acting as transfer agent and/or registrar, and they are irrevocable. Arrived Transfer Agent’s acceptance of its appointment as transfer agent and/or registrar, evidenced by its acting as such for any period, shall be deemed sufficient consideration for the foregoing indemnities.

Section 7.
Limitations on Arrived Transfer Agent’s Responsibilities

Arrived Transfer Agent shall not be responsible for the validity of the issuance, presentation or transfer of stock; the genuineness of endorsements; the authority of presentors; or the collection or payment of charges or taxes incident to the issuance or transfer of stock. Arrived Transfer Agent may, however, delay or decline an issuance or transfer if it deems it to be in its or the Company’s best interests to receive evidence or assurance of such validity, authority, collection or payment. Arrived Transfer Agent shall not be responsible for any discrepancies in its records or between its records and those of the Company, if it is a successor transfer agent or successor registrar, unless no discrepancy existed in the records of the Company and any predecessor transfer agent or predecessor registrar. Arrived Transfer Agent shall not be deemed to have notice of, or to be required to inquire regarding, any provision of the Company’s charter, certificate of formation, or articles of organization, any court or administrative order, or any other document, unless it is specifically advised of such in a writing from the Company, which writing shall set forth the manner in which it affects the Units. In no event shall Arrived Transfer Agent be responsible for any transfer or issuance not effected by it.

EXCLUDING A BREACH OF SECTION 9.04, IN NO EVENT SHALL ARRIVED TRANSFER AGENT HAVE ANY LIABILITY FOR ANY INCIDENTAL, SPECIAL, STATUTORY, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF PROFITS OR REVENUE.

EXCLUDING ARRIVED TRANSFER AGENT’S GROSS NEGLIGENCE, ARRIVED TRANSFER AGENT’S LIABILITY FOR ANY BREACH OF THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT OF ALL FEES (EXCLUDING EXPENSES) PAID OR PAYABLE UNDER THIS AGREEMENT IN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF SUCH BREACH.

Section 8.
Finder’s Fees

Arrived Transfer Agent may, at its sole discretion, pay a finder’s fee to any person, persons or entity for referring the company to Arrived Transfer Agent. Any finder’s fee agreement entered into by Arrived Transfer Agent, which is directly related to this agreement between Arrived Transfer Agent and the company, will be made available to the company for inspection upon written request.

Section 9.
Covenants of the Company and Arrived Transfer Agent

  Arrived Transfer Agent agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for the safekeeping of membership interest certificates.

  Arrived Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.  Arrived Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Company and will be preserved, maintained and made available to the Company in accordance with the requirements of law, and will be surrendered promptly to the Company on and in accordance with its request provided that the Company has satisfactorily performed its obligations under Sections 3.01, 3.02, 11.03 and 11.05 hereof, to the extent applicable.  Notwithstanding the foregoing, Arrived Transfer Agent shall be entitled to destroy or otherwise dispose of records belonging to the Company in accordance with Arrived Transfer Agent’s standard document and record retention practices and/or procedures.

  Arrived Transfer Agent and the Company agree that all confidential books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or as permitted by Arrived Transfer Agent’s privacy policy as then in effect.

  Arrived Transfer Agent shall establish and maintain appropriate controls and measures designed to ensure the security and confidentiality of information provided to it; to protect against any anticipated threats or hazards to the security and integrity of the information, and to protect against unauthorized access to or use of the information.  Arrived Transfer Agent will notify the Company as soon as practical in case of any breach of the security or integrity of the information.

Section 10.
Assignment

Neither this Agreement, nor any rights or obligations hereunder, may be assigned by either party without the express written consent of the other party.

Section 11.
Term and Termination

  The initial term of this Agreement shall be three (3) years from the effective date of services referenced on the signature page and the appointment shall automatically be renewed for further one year successive terms without further action of the parties, unless written notice is provided by either party at least 90 days prior to the end of the initial or any subsequent one year period.  The term of this appointment shall be governed in accordance with this paragraph, notwithstanding the cessation of active trading in the membership interests of the Company.

  In the event that Arrived Transfer Agent commits any continuing breach of its material obligations under this Agreement, and such breach remains uncured for more than sixty (60) days after written notice by the Company (which notice shall explicitly reference this provision of the Agreement), the Company shall be entitled to terminate this Agreement with no further payments other than (a) payment of any amounts then outstanding under this Agreement and (b) payment of any amounts required pursuant to Section 11.05 hereof.

  In the event that the Company terminates this Agreement other than pursuant to Sections 11.01 and 11.02 above, the Company shall be obligated to immediately pay all amounts that would have otherwise accrued during the term of the Agreement pursuant to Section 3 above, as well as the charges accruing pursuant to Section 11.05 below.

  In the event that the Company commits any breach of its material obligations to Arrived Transfer Agent, including non-payment of any amount owing to Arrived Transfer Agent, and such breach remains uncured for more than forty-five (45) days, Arrived Transfer Agent shall have the right to terminate or suspend its services without further notice to the Company.  During such time as Arrived Transfer Agent may suspend its services, Arrived Transfer Agent shall have no obligation to act as transfer agent and/or registrar on behalf of the Company, and shall not be deemed its agent for such purposes.  Such suspension shall not affect Arrived Transfer Agent’s rights under the Certificate of Appointment or this Agreement.

  Should the Company elect not to renew this Agreement or otherwise terminate this Agreement, Arrived Transfer Agent shall be entitled to reasonable additional compensation for the service of preparing records for delivery to its successor or to the Company, and for forwarding and maintaining records with respect to certificates received after such termination. Arrived Transfer Agent shall be entitled to retain all transfer records and related documents until all amounts owing to Arrived Transfer Agent have been paid in full.  Arrived Transfer Agent will perform its services in assisting with the transfer of records in a diligent and professional manner.

Section 12.
Notices

Any notice, request, demand or other communication by Arrived Transfer Agent or the Company to the other is duly given if in writing and delivered in person or mailed by first class mail (postage prepaid), telex, telecopier or overnight air courier to the other’s address:

If to the Company:

Name: Ryan Frazier

Title: CEO
Company Name: Arrived Homes, LLC
Address: 1 West Mountain Street, Suite 109
City, State, Zip: Fayetteville, AR 72701
Phone: 814-277-4833

If to Arrived Transfer Agent:

Name: Ryan Frazier

Title: CEO
Company Name: Arrived Homes, LLC
Address: 1 West Mountain Street, Suite 109
City, State, Zip: Fayetteville, AR 72701
Phone: 814-277-4833

Arrived Transfer Agent and the Company may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

Section 13.
Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or Arrived Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 14.
Modification of Agreement

Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Section 15.
Currency

Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in United States dollars.

Section 16.
Governing Law

This Agreement shall be governed by the laws of the State of Delaware.

Section 17.
Descriptive Headings

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 18.
Third Party Beneficiaries

The provisions of this Agreement are intended to benefit only Arrived Transfer Agent and the Company and their respective successors and assigns.  No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

Section 19.
Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

Section 20.
Survival

All provisions regarding indemnification, liability and limits thereon shall survive the termination of this Agreement.

Section 21.
Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  To the extent that any provision hereof is deemed to be unenforceable under applicable law, it shall be deemed replaced by an enforceable provision to the same or nearest possible effect.

Section 22.
Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

Company: Arrived Homes, LLC

By: /s/ Ryan Frazier

Name:
Ryan Frazier

Title: CEO of Arrived Holdings, Inc, the Managing Member

ARRIVED TRANSFER AGENT, LLC

By: /s/ Ryan Frazier

Name:
Ryan Frazier

Title: CEO Arrived Transfer Agent, LLC

Effective date of services: November 8, 2024

Exhibit A

The following are the description and total number of units/shares of each class of the securities which the Company is now authorized to issue and the number thereof now issued and outstanding.  Arrived Transfer Agent is to act as sole transfer agent and registrar for the following securities of the Company, unless otherwise indicated below.

Class of Stock	Cusip Number	Par Value	Authorized Shares/Units	Issued and Outstanding Shares/Units	Mark ‘X’ for any classes Arrived Transfer Agent is not to act as agent for

The names and addresses of all past and present Transfer Agents (other than Arrived Transfer Agent) are:
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

The address and contact information of the Company to where communication is to be sent:
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
Phone: ________________________________
Fax: __________________________________
Email: ________________________________
Primary Contact Name: _______________________________

Exhibit B
CERTIFICATE OF INCUMBENCY

The undersigned, Chief Executive Officer of the managing member of Arrived Homes, LLC, a Delaware Series Limited Liability Company (hereinafter "Company"), hereby certifies as follows:

  That he/she is the duly elected, qualified and acting Chief Executive Officer of the Company and is charged with maintaining the records, minutes and seal of the Company.

  That pursuant to the Company's Operating Agreement the following named person(s) was/were designated and appointed to the office(s) indicated below, and that said person(s) does/do continue to hold such office(s) at this time, and the signature(s) set forth opposite the name(s) are genuine signatures.

Name	Signature	Title
Ryan Frazier	/s/ Ryan Frazier	Chief Executive Officer and Director
Kenneth Cason	/s/ Kenneth Cason	Chief Technology Officer and Director
Sue Korn	/s/ Sue Korn	Chief Financial Officer
Alejandro Chouza	/s/ Alejandro Chouza	Chief Operating Officer

  That pursuant to the Company's Operating Agreement and certain resolutions adopted by the Company's managing member, the person(s) designated to serve in the above-entitled capacity was/were given sufficient authority to act on behalf of and to bind the Company with respect to the execution of the Agreement entered into by the Company and Arrived Transfer Agent, LLC (“Arrived Transfer Agent”), and shall have authority to execute future issuances and transfers of Units, correspond with Arrived Transfer Agent and/or the Company’s members, and transact such other business as required by the Company’s relationship with Arrived Transfer Agent.  The Company shall undertake to notify Arrived Transfer Agent of any change of the aforementioned officers.  Arrived Transfer Agent shall not be held to have notice of any change of officers, directors, or affiliates of the Company or authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

  That pursuant to the Company's Operating Agreement the undersigned has the power and authority to execute this certificate on behalf of the Company and that he/she has so executed this certificate and set the seal of the Company on November 8th, 2024.

Signature: /s/ Ryan Frazier

Name: Ryan Frazier

Title: Chief Executive Officer

Exhibit C
ISSUER INFORMATION LIST

Company Name: Arrived Homes, LLC
Date: November 8th, 2024

Please list all officers, directors, and 10% owners. Please also include any company employees or outside contacts that may be authorized to order reports, approve restrictions or authorize series membership interest issuances on behalf of the company.

Non-Affiliate?		Name	Title	Email	Authorizations
1	□	Ryan Frazier	CEO		□ WA	□ SR	□ CL	□ RR	□ SI
2	□	Sue Korn	CFO		□ WA	□ SR	□ CL	□ RR	□ SI
3	□	Alejandro Chouza	COO		□ WA	□ SR	□ CL	□ RR	□ SI
4	□	Kenneth Cason	CTO		□ WA	□ SR	□ CL	□ RR	□ SI
5	□	John Rostom	General Counsel and VP of Legal		□ WA	□ SR	□ CL	□ RR	□ SI
6	□				□ WA	□ SR	□ CL	□ RR	□ SI
7	□				□ WA	□ SR	□ CL	□ RR	□ SI
8	□				□ WA	□ SR	□ CL	□ RR	□ SI
9	□				□ WA	□ SR	□ CL	□ RR	□ SI
10	□				□ WA	□ SR	□ CL	□ RR	□ SI

BILLING CONTACT
Contact Person: _______________________ Contact Phone: _____________________ Contact Email: ______________________
COMPANY AUDITOR
□ WA
□ SR
□ CL
□ RR
□ SI
Auditor: ___________________________________

Contact Person: _______________________
Address: __________________________________

Contact Phone: ________________________
City, State, Zip______________________________

Contact Email: ________________________
COMPANY SECURITIES COUNSEL
□ WA
□ SR
□ CL
□ RR
□ SI
Firm: _____________________________________

Contact Person: _______________________
Address: __________________________________

Contact Phone: ________________________
City, State, Zip______________________________

Contact Email: ________________________

As duly authorized officers of the Issuer, we hereby certify that the above-listed persons include all affiliates of our company as of the date hereof.  We also grant Arrived Transfer Agent Stock Transfer Co, Inc. (“Arrived Transfer Agent”) authority to act upon the applicable authorizations for each person, as listed above, without additional approval from the Issuer.  We hereby acknowledge that all persons who are granted access to the Issuer Web Portal will have access to all shareholder reports, proxy voting, transfer reports and all other functionality. We agree to notify Arrived Transfer Agent in writing should any of the above authorized persons or their authorizations change.

/s/ Ryan Frazier
Authorized Officer’s Signature

Authorized Officer’s Signature
Ryan Frazier

Print Name

Print Name
Chief Executive Officer

Title

Title